Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Danaher Corporation of our report dated October 31, 2007, with respect to the consolidated financial statements of Danaher Corporation, our report dated February 21, 2007 with respect to Danaher Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Danaher Corporation, included in this Current Report on Form 8-K filed October 31, 2007.

Registration Statements on Form S-3

Registration Number	Date Filed
333-135780	July 14, 2006

333-83186	February 22, 2002

Registration Statements on Form S-8

Name	Registration Number	Date Filed
2007 Stock Incentive Plan; Amended and Restated 1998 Stock Option Plan, As Amended	333-144572	July 13, 2007

Retirement and Savings Plan; Savings Plan	333-117678	July 27, 2004

Retirement and Savings Plan; Savings Plan	333-107500	July 31, 2003

Amended and Restated Executive Deferred Incentive Program	333-105198	May 13, 2003

1998 Stock Option Plan	333-59269	July 16, 1998

/s/ Ernst & Young LLP

Baltimore, Maryland
October 31, 2007